UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 23, 2012 (October 17, 2012)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35204	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            (e)        On October 17, 2012, Vanguard Health Management, Inc., a wholly-owned subsidiary of Vanguard Health Systems, Inc. (the “Company”), and Michael E. Duggan, a Senior Vice President – Operations of the Company who serves as Market President of the Company’s Detroit, Michigan market, entered into a Memorandum of Understanding that amended Mr. Duggan’s employment letter, dated as of September 18, 2009, as amended by a letter agreement, effective as of December 15, 2011 (as amended, the “Duggan Agreement”).  Mr. Duggan recently announced that he has formed an exploratory committee to consider running to serve as the Mayor of Detroit.  Due to the demands of Mr. Duggan’s exploratory campaign for Mayor, Mr. Duggan will not be able to completely fulfill his regular duties as Market President. In order to comply with the Michigan Campaign Finance Act and all other applicable campaign finance laws, the Company and Mr. Duggan agreed that, effective as of October 16, 2012, Mr. Duggan will receive 70% of his salary, which is currently $974,500 per year, until December 31, 2012 as that reflects the amount of time Mr. Duggan expects to devote to his duties with the Company. The Company and Mr. Duggan agreed to modify the Duggan Agreement if the actual time spent by Mr. Duggan on his Market President duties is different than anticipated.

                        If Mr. Duggan has formally announced his candidacy for Mayor of Detroit prior to the end of the day on December 31, 2012, Mr. Duggan will resign any and all positions with the Company and will not receive any additional salary from the Company. Further, Mr. Duggan will forfeit any unvested incentive payments from the Company, but will otherwise be entitled to any severance or other benefits that he would have otherwise been entitled to based on a resignation as of December 31, 2012. In addition, Mr. Duggan agreed that he will take all necessary steps to comply with the Michigan Campaign Finance Act and the Company’s Code of Business Conduct and Ethics and Corporate Compliance Manual, and that he would not use any of the Company’s resources, including staff, office space, phones and computers, in furtherance of his campaign for Mayor.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   October 23, 2012                                 VANGUARD HEALTH SYSTEMS, INC.
                                                                                                (Registrant)

                                                                        By: /s/ James H. Spalding
                                                                               James H. Spalding
                                                                               Executive Vice President, General Counsel and Secretary